Exhibit 99.4

News Release

Carvana Co. Announces Pricing of Senior Notes Offering

TEMPE – (BUSINESS WIRE) – May 21, 2019 – Carvana Co. (“Carvana”) (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced that it has priced the private placement of an additional $250.0 million aggregate principal amount of its 8.875% senior notes due 2023 (the “new notes”). The new notes priced at 100.500% of their principal amount, plus accrued and unpaid interest from April 1, 2019, representing a yield to call of 8.693%. The new notes will be issued as additional notes under the indenture governing the outstanding $350.0 million of senior notes that were issued on September 21, 2018. Carvana anticipates that the closing of the offering of the new notes will take place on or about May 24, 2019, subject to customary closing conditions.

Carvana also announced today the upsize and pricing of its concurrent underwritten public offering of 4,200,000 shares of its Class A common stock at a public offering price of $65.00 per share. Carvana granted the underwriters a 30-day option to purchase up to an additional 630,000 shares of its Class A common stock. The public offering was upsized from the previously announced offering size of 3,500,000 shares of Class A common stock.

Carvana intends to use the net proceeds from the new notes offering and the public offering of its Class A common stock for general corporate purposes. Carvana may use the net proceeds from these offerings to partially repay borrowings under its floor plan facility until it identifies other specific uses.

The notes will bear interest at a rate of 8.875% per year, payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2019. The new notes will mature on October 1, 2023, unless earlier redeemed or repurchased.

The new notes, which will be guaranteed on a senior unsecured basis by Carvana’s existing domestic subsidiaries, are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The new notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. The new notes and the existing notes are expected to trade fungibly with one another.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Any offers of the new notes will be made only by means of a private offering memorandum.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 18,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the new notes offering and the public offering of its Class A common stock. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:

Investor Relations:

Mike Levin

investors@carvana.com